UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2018

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On February 16, 2018, Aceto Corporation (“Aceto” or the “Company”) announced that it has appointed Edward J. Borkowski, 58, to serve as the Company’s Chief Financial Officer, effective February 21, 2018. Mr. Borkowski served as Chief Financial Officer at Concordia International from 2016 to 2017. Previously, he was Chief Financial Officer at Amerigen Pharmaceuticals (from 2013-2016), ConvaTec (from 2012-2013), CareFusion Corporation (from 2009-2010) and Mylan, Inc. (from 2002-2009). He began his career at Arthur Andersen. Mr. Borkowski has a B.S. in Economics and Political Science from Allegheny College and an MBA from Rutgers University.

In connection with Mr. Borkowski’s appointment as the Company’s Chief Financial Officer, the Company has entered into a letter agreement (the “Agreement”) with Mr. Borkowski setting forth the terms of his employment. Material terms of the Agreement are set forth below:

•	Mr. Borkowski’s s initial base salary will be $460,000 per annum.

•	During his employment, Mr. Borkowski will be eligible to participate in the Company’s annual performance award program as in effect from time to time. Mr. Borkowski’s target performance award will be 60% of base salary, pro-rated for the remainder of the fiscal year ending June 30, 2018. The achievement of the performance award for each fiscal year, if any, will be based on Company performance and Mr. Borkowski’s performance for the relevant year.

•	Mr. Borkowski will be awarded 60,000 time-vested restricted stock awards, on date of hire, which will cliff vest 100% on the third anniversary of his hire date.

•	As an inducement to encourage Mr. Borkowski to join the Company, Mr. Borkowski will also receive, on a one-time basis, $100,000 in cash payable as part of the first payroll following his initial week of employment with the Company.

•	During his employment, upon satisfying certain applicable eligibility conditions, Mr. Borkowski will be entitled to participate in a benefit package generally available to the Company’s executives, consisting of health insurance, life insurance, participation in a 401(k) plan, a Supplemental Executive Retirement Plan and a Flex Spending Plan, and the use of a Company automobile in accordance with the Company’s automobile policy.

•	The Agreement provides for “at-will” employment subject to termination by either party pursuant to the terms of the Agreement. In the event of Mr. Borkowski’s voluntary resignation, Mr. Borkowski is required to deliver at least thirty (30) days’ prior written notice to the Company.

•	If the Company terminates Mr. Borkowski’s employment other than for “cause” (as defined in the Change in Control Agreement described below) or if Mr. Borkowski terminates for “good reason” (as defined in the Change in Control Agreement described below) pursuant to the Agreement, subject to Mr. Borkowski’s delivery of a general release in favor of the Company, the Company will be required to continue to pay Mr. Borkowski’s base salary, at the rate then in effect, and pay for Mr. Borkowski’s continued participation in the Company’s group health plan for the fifteen-month period following the date of termination.

In connection with Mr. Borkowski’s employment, the Company also entered into a change in control agreement with Mr. Borkowski (the “Change in Control Agreement”). The Change in Control Agreement provides for “double trigger” change in control severance protections, as summarized below, which means no amount will become payable under the Change in Control Agreement unless a “change in control” of Aceto occurs and Mr. Borkowski’s employment is terminated by Aceto other than for “cause” or by Mr. Borkowski for “good reason” within a specified period following the change in control. Material terms of the Change in Control Agreement are set forth below:

•	The Change in Control Agreement will automatically terminate if Mr. Borkowski ceases to be an employee of Aceto for any reason prior to the occurrence of a “change in control” (as defined in the Change in Control Agreement). In addition, the Company may terminate the Change in Control Agreement on one (1) year’s prior written notice; provided that, if a “change in control” of the Company occurs while the Change in Control Agreement is in effect, no such termination notice shall become effective until the second anniversary of the “change in control.”

•	If, during the two (2) year period following the occurrence of a “change in control,” Mr. Borkowski’s employment is terminated by the Company other than for “cause” (as defined in the Change in Control Agreement) or by Mr. Borkowski for “good reason” (as defined in the Change in Control Agreement), subject to the provisions regarding Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), summarized below, Mr. Borkowski generally will be entitled to the following (in lieu of any other severance payments to which he may otherwise be entitled):

o	a cash lump sum equal to two (2) times the sum of Mr. Borkowski’s base salary and annual performance award for the fiscal year preceding the “change in control;”

o	continued participation in the Company’s group health plan, at the Company’s expense, for a period of two (2) years;

o	certain compensatory amounts that have accrued prior to termination; and

o	to the extent not theretofore already vested, the vesting in full of one hundred percent (100%) of Mr. Borkowski’s then-outstanding and unvested “equity awards” (as defined in the Change in Control Agreement). If, however, an outstanding equity award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then the equity award will vest as to one hundred percent (100%) of the amount of the equity award assuming the performance criteria had been achieved at target levels for the relevant performance period(s).

•	To the extent any amount or benefit to be provided pursuant to the Change in Control Agreement or otherwise (collectively, the “Payments”) would be treated as an “excess parachute payment,” as that phrase is defined in Section 280G of the Code, then the amounts and benefits Mr. Borkowski would otherwise receive shall either (i) be paid or allowed in full, or (ii) be reduced (but not below zero) to the maximum amount which may be paid without causing any Payment to be nondeductible to the Company under Section 280G of the Code, or subject the executive to an excise tax under Section 4999 of the Code, whichever treatment would result in the executive’s receipt, on an after-tax basis, of the greatest amount of Payments.

•	As a condition to receiving the severance payments contained in the Change in Control Agreement, Mr. Borkowski is required to execute a general release in favor of the Company, and to comply with customary post-employment covenants in favor of the Company, including confidentiality, non-competition, and non-solicitation covenants.

There are no family relationships between Mr. Borkowski and any other executive officers or directors of Aceto. Mr. Borkowski was not appointed as Chief Financial Officer pursuant to any arrangement or understanding with any other person and does not have any reportable transactions under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Agreement and the Change in Control Agreement do not purport to be complete, and are qualified in their entirety by reference to the complete text of the foregoing agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. A copy of the press release announcing Mr. Borkowski’s appointment is attached hereto as Exhibit 99.1.

Mr. Borkowski will succeed Douglas Roth as the Company’s chief financial officer. Mr. Roth’s retirement was previously disclosed by the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement between the Company and Edward J. Borkowski

10.2	Change in Control Agreement between the Company and Edward Borkowski

99.1	Press Release issued by Aceto Corporation, dated February 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: February 16, 2018	By:	/s/ William C. Kennally, III
William C. Kennally, III
President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibits.

10.1	Letter Agreement between the Company and Edward J. Borkowski

10.2	Change in Control Agreement between the Company and Edward Borkowski

99.1	Press Release issued by Aceto Corporation, dated February 16, 2018